CONSENT OF INDEPENDENT ACCOUNTANTS




      We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of Franklin Managed Trust on Form N-1A (File Nos. 33-9994 and 811-4894) of our reports dated October 23, 1997, and November 5, 1998, on the financial statements and financial highlights of Franklin Managed Trust which reports are included in the Annual Reports to Shareholders for the years ended September 30, 1997, and September 30, 1998, which is incorporated by reference in the Registration Statement.


                                    /s/ TAIT, WELLER & BAKER
                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December  22, 1998